SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                            -------------------------

                          Citibank (South Dakota), N.A.
                                  on behalf of
                       Citibank Credit Card Master Trust I
  (Issuer in respect of the Citibank  Credit Card Master Trust I, Series  1997-3
     6.839% Class A Credit CardParticipation Certificates and Series 1997-3
             6.989% Class B Credit Card Participation Certificates)
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


       United States of America                     46-0358360
    (State or other jurisdiction of             (I.R.S. Employer
     incorporation or organization)              Identification No.)


      701 East 60th St., North
      Sioux Falls, South Dakota                        57117
      (Address of principal                          (Zip Code)
        executive offices)

                     SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12 (b) OF THE ACT:

                                      None.

                     SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12 (g) OF THE ACT:



        $400,000,000 aggregate principal amount of the Citibank Credit Card Master Trust I, Series 1997-3 6.839% Class A Credit Card Participation Certificates (the "Class A Certificates") with an expected final payment date of February 10, 2002 and $25,540,000 aggregate principal amount of the Citibank Credit Card Master Trust I, Series 1997-3 6.989% Class B Credit Card Participation Certificates (the "Class B Certificates") with an expected final payment date of February 10, 2002.


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Item 1.  Description of the Registrant's Securities
             to be Registered

                  1.1 For a description of the Class A Certificates and Class B Certificates, reference is hereby made to the description of the Class A Certificates and Class B Certificates contained in the Prospectus relating to the Class A Certificates and Class B Certificates filed with the Securities and Exchange Commission
                           (File No.33-99328) and incorporated herein by reference (see in particular "Series Provisions" therein).



Item 2.           Exhibits

                  2.1 Form of Class A Certificate and Class B Certificate (included within Exhibit 2.3).

                  2.2 Pooling and Servicing Agreement (incorporated by reference from Exhibit 4.2 of the registrants' registration statements on Form S-1 (File Nos. 33-41054 and 33-48148) and from Exhibit 4 of the registrants' registration statement on Form S-3 (File No. 33-77802)).

                  2.3      Series 1997-3 Supplement.

                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  CITIBANK (SOUTH DAKOTA), N.A.


                                                  By:/s/William A. Kauffman
                                                     __________________________
                                                       William A. Kauffman
                                                       Vice President


February 10, 1997


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                                                                   EXHIBIT 2.3